Exhibit 99.1

FOR IMMEDIATE RELEASE

Full Circle Capital Announces $9.0 Million Financing For

Infinite Aegis Group, LLC

RYE BROOK, N.Y.—August 5, 2013 -- Full Circle Capital Corporation (NASDAQ: FULL) ("Full Circle Capital"), today announced the closing of a $9.0 million senior secured credit facility (the "Credit Facility") with Infinite Aegis Group, LLC ("Infinite Aegis"). The Credit Facility consists of a senior revolving line of credit and a senior term loan, and is an example of Full Circle Capital's application of stretch senior, or unitranche, capital solutions. Full Circle Capital retained $5.0 million of the Credit Facility and the remaining $4.0 million balance was provided by another lender.

Infinite Aegis, based in Denver, Colorado, provides revenue cycle management services to healthcare service providers including large hospital systems and doctor owned clinics. Proceeds of the Credit Facility were used to fund the acquisition of Rocky Mountain Urgent Care, which owns and operates nine urgent care centers in Colorado, and Rocky Mountain Medical Group, which owns and operates three occupational medicine centers in Colorado.

About Full Circle Capital: Full Circle Capital is a Rye Brook, New York based closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940 (Nasdaq: FULL). Full Circle Capital lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle Capital’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s web site www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle Capital's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle Capital's filings with the Securities and Exchange Commission. Full Circle Capital undertakes no duty to update any forward-looking statements made herein.

Contacts

Company:
Full Circle Capital Corporation
John E. Stuart, 914-220-6300
CEO
jstuart@fccapital.com
or
Investor Relations:
Lippert/Heilshorn & Associates
Stephanie Prince/Jody Burfening, 212-838-3777
sprince@lhai.com